Exhibit 99.1

FOR RELEASE February 21, 2006	Contacts: Rob Stewart Investor Relations Tel (949) 480-8300 Fax (949) 480-8301

ACACIA RESEARCH REPORTS FOURTH QUARTER
AND YEAR END FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - February 21, 2006 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months and the year ended December 31, 2005. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

“Acacia Technologies’ revenues for the fourth quarter of 2005 increased to $8,246,000 compared to $779,000 in the year ago period.  Revenues for the year ended December 31, 2005 increased to $19,574,000 compared to $4,284,000 for the year ended December 31, 2004,” commented Paul Ryan, Acacia Chairman & CEO.

“In 2005, Acacia Technologies acquired control of 37 patent portfolios and began generating revenues from 11 new licensing programs.  Our licensing success is increasing new business opportunities for partnering with owners of patented technologies as we move toward our goal of becoming the leader in technology licensing,” concluded Mr. Ryan.

“The CombiMatrix group recognized revenues of $3,644,000 for the fourth quarter of 2005, comprised of previously deferred collaborative revenue, sales of products and services, and government contract revenue. This reflects an increase of 600% relative to the revenue of the fourth quarter of 2004. Total revenues for 2005 were $8,033,000 and our net loss was $12,401,000,” commented Dr. Amit Kumar, President and CEO of CombiMatrix.

 “As we continue to commercialize our products we are positioning ourselves well for success in all of our initiatives, including product sales, government contracting, drug development and our molecular diagnostics initiative,” concluded Dr. Kumar.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended December 31, 2005 and 2004

Consolidated revenues for the fourth quarter of 2005 were $11,890,000 versus $1,301,000 in the comparable 2004 period. Fourth quarter 2005 revenues recognized by the Acacia Technologies group were $8,246,000 versus $779,000 in the comparable 2004 period. Fourth quarter 2005 revenues recognized by the CombiMatrix group were $3,644,000 versus $522,000 in the comparable 2004 period.

The fourth quarter 2005 consolidated net loss was $2,868,000 versus $5,677,000 in the comparable 2004 period. The fourth quarter 2005 consolidated results included non-cash patent amortization, stock compensation and depreciation charges totaling $2,125,000 versus $702,000 in the comparable 2004 period. The increase in non-cash charges primarily relates to an increase in the Acacia Technologies group’s non-cash patent amortization charges resulting from the January 2005 acquisition transaction between Acacia Global Acquisition Corporation and Global Patent Holdings, LLC (“GPH Acquisition”), as described below. Fourth quarter 2005 results also include $565,000 in goodwill impairment charges recorded by the CombiMatrix group.

Fourth quarter 2005 government contract costs were $863,000 versus $369,000 in the comparable 2004 period. The increase was due to increased costs recognized in connection with the CombiMatrix group’s commitments under its biological threat detection contract with the Department of Defense, which was completed in December 2005. Fourth quarter 2005 internal research and development expenses incurred by the CombiMatrix group were $1,701,000 versus $1,362,000 in the comparable 2004 period. During the fourth quarter of 2005 and 2004, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group’s technology and product offerings. The increase in internal research and development expenses was due primarily to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics (“CMD”), which was formed and began research and development activities in the second quarter of 2005.

Marketing, general and administrative expenses for the fourth quarter of 2005 were $4,966,000 versus $4,157,000 in the comparable 2004 period. The increase was due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in the Acacia Technologies group’s consulting expenses related to a consulting agreement executed with the former CEO of Global Patent Holdings, LLC, an increase in operating expenses related to certain of the companies acquired in the GPH Acquisition and an increase in general and administrative expenses related to the operations of CombiMatrix Molecular Diagnostics. The increase was partially offset by a decrease in marketing and sales expenses related to the commercial sale of CombiMatrix group’s CustomArray™ products and services, a decrease in certain CombiMatrix group general and administrative expenses and a decrease in Sarbanes-Oxley related compliance costs for both groups.

Operating expenses for the fourth quarter of 2005 included inventor royalty expenses, totaling $2,590,000 and contingent legal fee expenses, totaling $2,810,000, incurred solely by the Acacia Technologies group in connection with the recognition of related paid-up license fee revenues.

Fourth quarter 2005 patent-related legal expenses, incurred solely by the Acacia Technologies group, were $295,000 versus $781,000 in the comparable 2004 period. Fourth quarter 2005 patent-related legal expenses included $135,000 in patent-related prosecution and enforcement costs incurred by certain of the companies acquired in the GPH Acquisition. Fourth quarter 2005 patent-related legal expenses decreased due to a decrease in Digital Media Transmission (“DMT®”) patent-related litigation and prosecution activity in the fourth quarter of 2005 versus the fourth quarter of 2004. DMT® related legal fees paid to outside attorneys are incurred based on actual time and out-of-pocket expenses incurred by external counsel and fluctuate from period to period based on patent enforcement and prosecution activity in each period.

For the Year Ended December 31, 2005 and 2004

Consolidated revenues for the year ended December 31, 2005 were $27,607,000 versus $23,925,000 in 2004. Revenues recognized by the Acacia Technologies group were $19,574,000 versus $4,284,000 in 2004. Revenues recognized by the CombiMatrix group in 2005 were $8,033,000 versus $19,641,000 in 2004.

The consolidated net loss for the year ended December 31, 2005 was $18,676,000 versus $4,833,000 in 2004. Results for the year ended December 31, 2005 included non-cash patent amortization, goodwill impairment, stock compensation and depreciation charges, totaling $7,926,000 versus $5,161,000 in 2004. The 2005 results also included a non-cash credit of $406,000 related to the expiration of all of the anti-dilution provisions of the September 2002 settlement agreement between CombiMatrix Corporation and Nanogen, Inc., versus a net non-cash charge of $812,000 in 2004.

Results for the Acacia Technologies group in 2005 include $225,000 of V-chip related inventor royalties expense recognized as a result of the conclusion of all V-chip related litigation activities in October of 2005. As a result of the conclusion of the V-chip patent licensing program in August 2004, third quarter 2004 results included an impairment charge of $1,616,000 associated with the write-off of goodwill related to the V-chip, $1,500,000 of V-chip related deferred license fee revenues and $668,000 of V-chip related deferred legal costs.

Government contract costs for 2005 were $3,683,000 versus $1,874,000 in 2004. The change was due to increased costs recognized in connection with the CombiMatrix group’s commitments under its biological threat detection contract with the Department of Defense, which was completed in December 2005. Internal research and development expenses in 2005 were $5,783,000 versus $5,294,000 in the comparable 2004 period. During 2005 and 2004, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group’s technology and product offerings. The increase in internal research and development expenses was due primarily to the impact of the commencement of research and development activities by CombiMatrix Molecular Diagnostics.

Marketing, general and administrative expenses for 2005 increased to $17,946,000 from $14,426,000 in the comparable 2004 period, due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in the Acacia Technologies group’s consulting expenses related to a consulting agreement executed with the former CEO of Global Patent Holdings, LLC, an increase in operating expenses related to certain of the companies acquired in the GPH Acquisition, an increase in marketing and sales expenses related to the commercial sales activities of the CombiMatrix group’s CustomArray™ products and services and an increase in expenses related to CombiMatrix Molecular Diagnostics. The increase was partially offset by a decrease in Sarbanes-Oxley related compliance costs for both groups.

In 2005, the Acacia Technologies group recognized inventor royalty expenses totaling $5,504,000 and contingent legal fee expenses totaling $5,602,000, in connection with the recognition of related paid-up license fee revenues during 2005. Patent-related legal expenses in 2005, incurred solely by the Acacia Technologies group, were $2,468,000 versus $2,465,000 (excluding third quarter 2004 deferred V-chip related legal expenses) in 2004. Patent-related legal expenses in 2005 included $654,000 in patent-related prosecution and enforcement costs incurred by certain of the companies acquired in the GPH Acquisition.

Financial Condition

Total consolidated assets were $121,434,000 as of December 31, 2005 compared to $88,327,000 as of December 31, 2004. Cash and cash equivalents and short-term investments on a consolidated basis totaled $59,173,000 as of December 31, 2005 compared to $52,358,000 as of December 31, 2004.

Acquisition

On January 28, 2005, Acacia Global Acquisition Corporation, a wholly owned subsidiary of Acacia Research Corporation, acquired substantially all of the assets of Global Patent Holdings, LLC. The purchase price included $5.0 million in cash and the issuance of approximately 3.9 million shares of Acacia Research—Acacia Technologies common stock valued at approximately $19,505,000. Net tangible assets acquired were not material. The acquisition provided the Acacia Technologies group with 100% ownership of companies that control 27 patent portfolios, which include 120 U.S. patents and certain foreign counterparts, and cover technologies used in a wide variety of industries.

Equity Financings

In February 2005, Acacia Research Corporation raised gross proceeds of $19,600,000 through the sale of 3,500,000 shares of Acacia Research - Acacia Technologies common stock at a price of $5.60 per share in a registered direct offering. Net proceeds raised of approximately $19,532,000, which are net of related issuance costs, were attributed to the Acacia Technologies group.

In July 2005, Acacia Research Corporation raised gross proceeds of $3,151,000 through the sale of 1,400,444 shares of AR-CombiMatrix stock at a price of $2.25 per share in a registered direct offering. Net proceeds raised of approximately $3,114,000, which are net of related issuance costs, were attributed to the CombiMatrix group.

In September 2005, Acacia Research Corporation raised gross proceeds of $10,537,000 through the sale of 6,385,907 shares of AR-CombiMatrix stock and 1,596,478 AR-CombiMatrix stock purchase warrants at a price of $1.65 per unit in a registered direct offering. Each unit consisted of one share of AR-CombiMatrix stock and one-quarter of a five-year AR-CombiMatrix stock purchase warrant. Net proceeds raised of approximately $9,609,000, which are net of related issuance costs, were attributed to the CombiMatrix group. At December 31, 2005, the fair value of the stock purchase warrants has been classified as a long-term liability as a result of certain redemption provisions associated with the underlying AR-CombiMatrix stock. Changes in the fair value of the stock purchase warrant liability are reflected in the statement of operations.

All of the shares of stock were offered pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

Acacia Technologies Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended December 31, 2005 and 2004

Fourth quarter 2005 revenues recognized by the Acacia Technologies group were $8,246,000, comprised of $862,000 in recurring license fee revenues and $7,384,000 in paid-up license fee revenues. Revenues in the comparable 2004 period were $779,000, comprised solely of recurring license fee revenues. The increase in license fee revenues in 2005 was primarily due to the timing of the execution of paid-up license fee agreements related to patent portfolios acquired in the GPH Acquisition, net organic growth within our recurring licensee revenue category and the growth in the number of recurring licensees since the comparable 2004 period. Recurring license fee revenues are recognized from licensees that make recurring quarterly or annual license fee payments under their respective license agreements. Paid-up license fee revenues are recognized from licensees that make paid-up license fee payments for past infringement and future use of our patented technologies, in accordance with their respective license agreements. Certain of our paid-up license agreements provide for potential additional payments based on future activities. All of the paid-up license fee revenues recognized in 2005 related to patents acquired in the January 2005 GPH Acquisition. Fourth quarter 2005 license fee revenues included fees from the licensing of our DMT® technology, audio/video enhancement and synchronization technology, credit card fraud protection technology, image resolution enhancement technology, interstitial internet advertising technology, and resource scheduling technology.

The fourth quarter 2005 division net loss was $1,083,000 versus $1,559,000 in the comparable 2004 period. Included in the fourth quarter 2005 divisional results are non-cash charges totaling $1,585,000, primarily comprised of patent amortization charges of $1,336,000 and stock compensation charges of $233,000. Non-cash patent amortization charges were $126,000 in the comparable 2004 period. The increase in patent amortization charges reflects the scheduled amortization of approximately $25.1 million in patent-related intangibles acquired in connection with the GPH Acquisition, which are being amortized over a weighted average economic useful life of approximately 6 years.

Fourth quarter 2005 marketing, general and administrative expenses increased to $2,384,000 from $1,560,000 in the comparable 2004 period, due primarily to the addition of licensing and business development personnel, an increase in consulting expenses related to a consulting agreement executed with the former CEO of Global Patent Holdings, LLC and an increase in general and administrative expenses associated with ongoing operations, including $87,000 in operating expenses related to certain of the patent portfolios acquired in the GPH Acquisition.

In the fourth quarter of 2005, the Acacia Technologies group recognized inventor royalty expenses totaling $2,590,000 and contingent legal fee expenses totaling $2,810,000, in connection with the recognition of related paid-up license fee revenues during the period.

Fourth quarter 2005 patent-related legal expenses were $295,000 versus $781,000 in the comparable 2004 period. Fourth quarter 2005 patent-related legal expenses included $135,000 in patent-related prosecution and enforcement costs incurred by certain of the companies acquired in the GPH Acquisition. Fourth quarter 2005 patent-related legal expenses decreased due primarily to the fluctuation in DMT® patent-related litigation and prosecution activity in the fourth quarter of 2005 versus the fourth quarter of 2004. DMT® related legal fees paid to outside attorneys are incurred based on actual time and out-of-pocket expenses incurred by external counsel and fluctuate from period to period based on patent enforcement and prosecution activity in each period.

For the Year Ended December 31, 2005 and 2004

Revenues recognized by the Acacia Technologies group for the year ended December 31, 2005 were $19,574,000 versus $4,284,000 in 2004. Revenues in 2005 were comprised of $3,409,000 in recurring license fee revenues and $16,165,000 in paid-up license fee revenues, and included fees from the licensing of our DMT® technology, audio/video enhancement and synchronization technology, computer memory cache coherency technology, computer simulation technology, credit card fraud protection technology, digital video production, high capacity compact disk technology, interactive television technology, interstitial internet advertising technology, multi-dimensional bar code technology, resource scheduling technology and network data storage technology. Revenues in 2004 were comprised of DMT® license fee revenues totaling $2,784,000 and previously deferred V-chip license fee revenues of $1,500,000. The increase in license fee revenues in 2005 was primarily due to the timing of the execution of paid-up license fee agreements related to patent portfolios acquired in the GPH Acquisition, net organic growth within our recurring licensee revenue category and the growth in the number of recurring licensees since the end of 2004.

The divisional net loss for the year ended December 31, 2005 was $6,275,000 versus $5,543,000 in 2004. The divisional net loss from continuing operations for the year ended December 31, 2005 was $6,038,000 versus $5,439,000 in 2004. Results for the year ended December 31, 2005 included net non-cash charges totaling $5,337,000, comprised primarily of patent amortization charges of $4,922,000 and non-cash stock compensation charges of $356,000. Results for 2004 include non-cash charges, primarily comprised of patent amortization charges, of $501,000. The increase in patent amortization charges reflects the scheduled amortization of approximately $25.1 million in patent-related intangibles acquired in connection with the GPH Acquisition, which are being amortized over a weighted average economic useful life of approximately 6 years.

Results for 2005 include $225,000 of V-chip related inventor royalties expense recognized as a result of the conclusion of all V-chip related litigation activities in October of 2005. As a result of the conclusion of the V-chip patent licensing program in August 2004, third quarter 2004 results included an impairment charge of $1,616,000 associated with the write-off of goodwill related to the V-chip and $668,000 of V-chip related deferred legal costs.

Marketing, general and administrative expenses for 2005 increased to $7,743,000 from $5,049,000 in 2004, due primarily to the addition of licensing and business development personnel, an increase in the Acacia Technologies group’s consulting expenses related to a consulting agreement executed with the former CEO of Global Patent Holdings, LLC, and an increase in general and administrative expenses associated with ongoing operations, including $280,000 in operating expenses related to certain of the patent portfolios acquired in the GPH Acquisition. The increase was partially offset by a decrease in corporate professional fees related to Sarbanes-Oxley related compliance projects.

In 2005, the Acacia Technologies group recognized inventor royalty expenses, totaling $5,504,000 and contingent legal fee expenses, totaling $5,602,000, in connection with the recognition of related paid-up license fee revenues during the period. The majority of patent and patent rights agreements associated with the patent portfolios acquired in the GPH Acquisition are subject to agreements with inventors that contain provisions granting to the original patent owners the right to receive inventor royalties based on future net revenues, as defined in the respective agreements and are also subject to contingent legal fee arrangements with outside attorneys. As such, inventor royalties and contingent legal fees expenses in future periods will fluctuate in accordance with the timing and amount of related revenues recognized by the Acacia Technologies group from these patent portfolios.

Patent-related legal expenses in 2005 were $2,468,000 versus $2,465,000 (excluding third quarter 2004 deferred V-chip related legal expenses) in 2004. Patent-related legal expenses in 2005 included $654,000 in patent-related prosecution and enforcement costs incurred by certain of the companies acquired in the GPH Acquisition. Excluding the impact of the GPH Acquisition, patent-related legal expenses in 2005 were $1,814,000. The decrease was due to the fluctuation in ongoing DMT® patent-related litigation and prosecution activity in 2005, as compared to 2004. DMT® related legal fees paid to outside attorneys are incurred based on actual time and out-of-pocket expenses incurred by external counsel and fluctuate from period to period based on patent enforcement and prosecution activity in each period.

It is anticipated that the majority of litigation expenses associated with the patent portfolios acquired in the GPH Acquisition will be incurred on a contingency basis where patent attorney fees are paid out of license fee revenues collected based on a contractual percentage. In connection with the GPH Acquisition and other patent acquisition activities, we expect that other legal expenses associated with the maintenance, licensing and enforcement of our patented technologies, will increase in future periods as we continue to roll out additional licensing programs related to the patented technologies acquired in 2005 and in future periods.

Financial Condition

Total assets for the Acacia Technologies group were $68,893,000 as of December 31, 2005 compared to $33,058,000 as of December 31, 2004. Cash and cash equivalents and short-term investments totaled $38,960,000 as of December 31, 2005 compared to $28,646,000 as of December 31, 2004.

Acquisitions. On January 28, 2005, Acacia Global Acquisition Corporation acquired substantially all of the assets of Global Patent Holdings, LLC, as described earlier. In 2005, the Acacia Technologies group continued to execute its business strategy in the area of patent portfolio acquisitions, including the acquisition of rights to patent portfolios related to laptop connectivity technology, hearing aid ECM technology, digital ink jet printing technology, high resolution optics technology, picture archiving & communication systems technology, information monitoring technology, micromesh laminate technology, continuous television viewer measuring technology, and computing device performance technology.

Equity Financing. In February 2005, Acacia Research Corporation raised gross proceeds of $19,600,000 through the sale of 3,500,000 shares of Acacia Research - Acacia Technologies common stock at a price of $5.60 per share in a registered direct offering. Net proceeds raised of approximately $19,532,000, which are net of related issuance costs, were attributed to the Acacia Technologies group. Proceeds from this offering are being used for general working capital purposes.

CombiMatrix Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended December 31, 2005 and 2004

Revenues for the fourth quarter of 2005 were $3,644,000 versus $522,000 in the comparable 2004 period. Fourth quarter 2005 revenues were comprised of $2,266,000 in previously deferred collaboration agreement revenues recognized as a result of the CombiMatrix group’s completion of its research and development agreement with Toppan Printing Co., Ltd, $864,000 in government contact revenues and $514,000 in CustomArrayTM product, equipment and service revenues. Fourth quarter 2004 revenues were comprised of $390,000 of government contract revenues and $132,000 of CustomArrayTM product and service revenues.

Government contract revenues relate to the CombiMatrix group’s development of biological threat detection technology under its $5.9 million Department of Defense cost plus fixed fee contract, which was completed in December 2005.

The fourth quarter 2005 division net loss was $1,785,000 versus $4,118,000 in the comparable 2004 period. The fourth quarter 2005 results also included non-cash patent amortization and depreciation charges totaling $553,000 as compared to $534,000 in the comparable 2004 period. The fourth quarter 2005 results included a non-cash charge of $565,000, primarily related to the write off of goodwill related to CombiMatrix K.K.

Fourth quarter 2005 government contract costs totaled $863,000 versus $369,000 in the comparable 2004 period. The increase was due to increased costs recognized in connection with the CombiMatrix group’s commitments under its biological threat detection contract with the Department of Defense, which was completed in December 2005. Fourth quarter 2005 internal research and development expenses were $1,701,000 versus $1,362,000 in the comparable 2004 period. During the fourth quarter of 2005 and 2004, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group’s technology and product offerings. The increase in internal research and development expenses was due primarily to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

Fourth quarter 2005 marketing, general and administrative expenses decreased to $2,582,000 versus $2,597,000 in the comparable 2004 period, due primarily to a reduction in sales staff headcount in the fourth quarter of 2005 and a reduction in general and administrative expenses, including a decrease in Sarbanes-Oxley compliance costs. The decrease was partially offset by an increase in marketing, general and administrative expenses incurred in connection with the formation and commencement of operations of CombiMatrix Molecular Diagnostics.

For the Year Ended December 31, 2005 and 2004

Revenues recognized by the CombiMatrix group for the year ended December 31, 2005 were $8,033,000 versus $19,641,000 in 2004. Revenues in 2005 were comprised of $3,849,000 of Department of Defense government contract revenues, $2,266,000 in previously deferred collaboration agreement revenues recognized as a result of the CombiMatrix group’s completion of its collaboration agreement with Toppan Printing Co., Ltd in the fourth quarter of 2005 and $1,918,000 in CustomArrayTM product, equipment and service revenues. Revenues in 2004 were comprised of $17,302,000 in Roche related deferred contract revenues, $1,993,000 in government contract revenues and $346,000 of CustomArrayTM product and service revenues.

The CombiMatrix group’s divisional net loss for the year ended December 31, 2005 was $12,401,000 versus divisional net income of $710,000 in 2004. Results for the year ended December 31, 2005 included net non-cash charges totaling $2,748,000, comprised primarily of patent amortization charges of $1,095,000, a goodwill impairment charge of $565,000 primarily related to CombiMatrix K.K., and asset depreciation charges of $1,088,000. Results for the year ended December 31, 2004 include non-cash patent amortization and asset depreciation totaling $2,201,000. Results for 2005 also included a non-cash credit of $406,000 related to the expiration of all of the anti-dilution provisions of the September 2002 settlement agreement between CombiMatrix Corporation and Nanogen, Inc., versus a net charge of $812,000 in 2004.

Government contract costs for 2005 totaled $3,683,000 versus $1,874,000 in 2004. The increase was due to increased costs recognized in connection with the CombiMatrix group’s commitments under its biological threat detection contract with the Department of Defense which was completed in December 2005. Internal research and development expenses in 2005 were $5,783,000 versus $5,294,000 in 2004. During 2005 and 2004, the CombiMatrix group continued internal research and development efforts to improve and expand the CombiMatrix group’s technology and product offerings. The increase in internal research and development expenses was due primarily to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities during the second quarter of 2005.

Marketing, general and administrative expenses for 2005 increased to $10,203,000 from $9,377,000 in 2004, due primarily to an increase in marketing and sales expenses related to the commercial sales activity of the CombiMatrix group’s CustomArray™ products and services and an increase in marketing, general and administrative expenses related to the commencement of operations at CombiMatrix Molecular Diagnostics in the second quarter of 2005.

Financial Condition

Total assets for the CombiMatrix group were $52,541,000 as of December 31, 2005 compared to $55,388,000 as of December 31, 2004. Cash and cash equivalents and short-term investments totaled $20,213,000 as of December 31, 2005 compared to $23,712,000 as of December 31, 2004.

Equity Financings. In July 2005, Acacia Research Corporation raised gross proceeds of $3,151,000 through the sale of 1,400,444 shares of AR-CombiMatrix stock at a price of $2.25 per share in a registered direct offering. Net proceeds raised of approximately $3,114,000, which are net of related issuance costs, were attributed to the CombiMatrix group.

In September 2005, Acacia Research Corporation raised gross proceeds of $10,537,000 through the sale of 6,385,907 shares of AR-CombiMatrix stock and 1,596,478 AR-CombiMatrix stock purchase warrants at a price of $1.65 per unit in a registered direct offering. Each unit consisted of one share of AR-CombiMatrix stock and one-quarter of a five-year AR-CombiMatrix stock purchase warrant. Net proceeds raised of approximately $9,609,000, which are net of related issuance costs, were attributed to the CombiMatrix group. At December 31, 2005, the fair value of the stock purchase warrants has been classified as a long-term liability as a result of certain redemption provisions associated with the underlying AR-CombiMatrix stock. Changes in the fair value of the stock purchase warrant liability are reflected in the statement of operations.

Proceeds from these offerings are being used for general working capital purposes.

Business Highlights and Recent Developments

Business highlights of the fourth quarter and recent developments include:

Acacia Technologies group:

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In October 2005, TechSearch, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into a license with a leading provider of industrial automation power, information and control solutions, covering a patent that applies to systems for scheduling and managing resources. The Resource Scheduling technology generally relates to methods and software application tools for scheduling and managing resources used in manufacturing facilities, hospital facilities, fleet delivery organizations, and other resource-dependent markets. These resource scheduling tools are often integrated as part of an Enterprise Resource Planning (ERP) solution used to manage a company’s complete operations.

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In December 2005, InternetAd Systems, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into licenses with Six Continents Hotels, Inc. and British Airways, PLC, covering a portfolio of patents that apply to interstitial Internet advertising. The interstitial Internet advertising technology generally relates to the display of certain advertising, informational, and branding messages that appear between or outside the web pages when the user is conducting a search, by storing the message prior to being displayed.

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In December 2005, IP Innovation, LLC, AV Technologies, LLC, and New Medium Technologies, LLC, all wholly owned subsidiaries that are part of the Acacia Technologies group, entered into a license and settlement agreement with Matsushita Electric Industrial Co., Ltd., covering patents that apply to Audio/Video Enhancement and Synchronization, and Image Resolution Enhancement technologies. The agreement with Matsushita resolves a patent infringement lawsuit which was pending in the United States District Court for the Northern District of Illinois Eastern Division.

In December 2005, IP Innovation, LLC, AV Technologies, LLC, and New Medium Technologies, LLC, also entered into a license agreement with Pioneer Corporation.

The Audio/Video Enhancement and Synchronization technologies generally relate to the use of a noise reduction filtering system for digital video compression, and for video and audio signals received by digital radios and video displays. Other aspects of the technologies apply to the synchronization of audio/video signals. The Image Resolution Enhancement Technology generally relates to the modification of a video or printed display to improve the perceived image quality beyond the basic pixel resolution of the display.

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In December 2005, Financial Systems Innovation LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into non-exclusive licenses covering a patent that applies to credit card fraud protection technology with Giorgio Armani Corporation and Deb Shops, Inc. The patented technology generally relates to a computerized system for protecting retailers and consumers engaged in credit card, check card, and debit transactions. The system includes an electronic card reader, and the generation and use of a transaction number, which specifically identifies each transaction processed within the system. As a result, the retailer does not necessarily have to print detailed information concerning the cardholder’s identity or account number on the customer’s receipt.

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In December 2005, the District Court for the Northern District of California issued its initial Claim Construction Order in the pending DMT® litigation brought by Acacia Media Technologies Corporation (“AMTC”), a wholly owned subsidiary that is part of the Acacia Technologies group, against certain Cable, Satellite, and Internet defendants.

In the Order, the Court confirmed its tentative ruling, previously issued on July 12, 2004. In the initial phase of the claim construction process, the Court permitted the parties to submit 22 terms from AMTC’s DMT® patents to be defined by the Court. The Court has defined 19 terms so far, and has held that 3 terms could not be defined and are indefinite. The indefinite terms potentially invalidate claims from 1 of AMTC’s 5 DMT® Patents. The Court invited the parties to submit additional terms for construction, as well as motions based upon the Order, to be heard at a hearing on February 24, 2006.

At this time, AMTC expects to submit additional terms to the Court to be defined in the next phase of the claim construction process, and will continue to assert up to 30 patent claims that do not contain the indefinite terms from its 4 other DMT® patents, and that AMTC believes are infringed by the defendants. At the earliest opportunity, AMTC also expects to appeal the Court’s decision on 2 of the 3 indefinite terms to the U.S. Court of Appeals for the Federal Circuit.

To date, AMTC has entered into 315 license agreements for its DMT® technology with companies that provide online entertainment, movies, music, news, sports, corporate advertising and promotion, and e-learning, and cable television services, and hotel on-demand television services.

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During the fourth quarter of 2005, Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, continued its patent acquisition activities as follows:

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In November 2005, Acacia Patent Acquisition Corporation acquired rights to patents relating to Picture Archiving and Communications Systems (“PACS”) used in archiving and transmitting medical images. PACS enable multiple, remote users to simultaneously access image data from remote display terminals over common phone and data networks, such as the Internet. PACS are commonly used by hospitals to acquire, store, archive and transmit patient image data for remote access by their physicians, at their homes, offices or within the hospital at the point of care.

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In December 2005, Acacia Patent Acquisition Corporation acquired rights to patents relating to numerous software applications that have diagnostic messages based on user defined rules, where the user is linked to the source data associated with a diagnostic message. The patented technology has broad cross-industry applications, including exception reports, database monitoring, computer/network management, CRM, financial management and stock alerts.

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In December 2005, Acacia Patent Acquisition Corporation acquired a patent relating to laminated micromesh technology that can be used in clothing and other items. The patented technology can be used in fabrics to maximize moisture transport and increase breathability and is most often used in sports apparel.

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In December 2005, Acacia Patent Acquisition Corporation acquired rights to a patent relating to technology for the continuous monitoring of television viewer behavior. The patented technology, unlike prior systems that take snapshots of tuning to assess viewership, relates to uninterrupted and passive continuous monitoring and measuring of television viewers’ actions. Measurements include channel changes, channel surfing, video-on-demand and DVR viewership captured through the set-top box, stored and transmitted to a remote location for aggregation.

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In December 2005, Acacia Patent Acquisition Corporation acquired rights to patents relating to improving the performance and user experience of computing devices. The patents relate to technology to improve the startup and use of desktop and portable computers and other computing devices, including those that access software and information from mass storage devices, such as CD-ROM’s and magnetic hard drives. The use of the patented technology results in a significant reduction in the startup time and improvement in the performance of applications running on computing devices.

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Since the last report to shareholders on October 20, 2005, the Acacia Technologies group has become involved in 7 new law suits in connection with the licensing and enforcement of our patented technologies. Three law suits have been terminated as a result of settlements. As a result of initiating new law suits, and adding new potential infringers to existing law suits, we added 26 new parties to new or existing suits, and terminated litigation against 6 parties, as a result of settlements. We currently have 27 ongoing law suits to enforce our patented technologies.

CombiMatrix group:

•
In October 2005, the CombiMatrix group launched a new comprehensive influenza DNA array as well as services for the typing of influenza strains. The CombiMatrix group’s Influenza Microarray is now a member of the CatalogArray™ product line and can detect and accurately type flu strains using a protocol that requires less than four hours start to finish. This new array can identify H5N1 bird flu as well as all other strains of Influenza A. It can also provide information on mutations and novel strains of flu not yet seen. It is designed to work on samples from humans as well as from birds, pigs, horses, dogs, and various other animals. CombiMatrix Molecular Diagnostics (“CMD”) began offering testing services using this array in December 2005.

•
In November 2005, the CombiMatrix group announced a collaboration with Novavax, Inc. for the development of a technique for in-process monitoring of vaccine production. Traditional flu-vaccine development involves an arcane process of viral amplification in chicken eggs, followed by a lengthy process of inactivation, sterilization, and packaging. This method is very time consuming and does not allow rapid response to quickly evolving threats. In the case of H5N1 bird flu, the threat is that the strain now present will mutate or recombine to form a new strain that will be easily transmissible among humans and have high mortality rates. If such a new strain appears, traditional flu-vaccine development and production will likely be too slow to ramp up to address the world's need.

•
In November 2005, the CombiMatrix group announced that Dr. Scott W. Binder, M.D. joined CMD as a member of its Scientific Advisory Board. Dr. Binder is a Professor of Clinical Pathology and Dermatology, Chief of Dermatopathology and Director of Pathology Outreach Services at the David Geffen School of Medicine at UCLA. Also in November 2005, the CombiMatrix group announced that Dr. Jonathan W. Said, M.D. joined CMD as a member of its Scientific Advisory Board. Dr. Said is a board certified Anatomic Pathologist who is currently Chief of the Division of Anatomic Pathology, Department of Pathology and Laboratory Medicine and Chief of Surgical Pathology at UCLA Medical Center for the Health Sciences. Dr. Said is also Professor of Pathology and Urology at UCLA School of Medicine.

•
In December 2005, the CombiMatrix group entered into a non-exclusive distribution agreement with Cell Sciences Pte Ltd, a wholly owned subsidiary of the CyGenics Group, to distribute CombiMatrix products and services in Singapore, Malaysia, Thailand, Philippines, Hong Kong, and Indonesia. Under the terms of the agreement, Cell Sciences will market and sell CustomArrays™ and CatalogArrays™, including the recently introduced Influenza Research Microarray.

•
In December 2005, CMD announced a collaboration with Dr. Binder and the Department of Pathology and Laboratory Medicine at the David Geffen School of Medicine at UCLA to develop a gene-based test for the diagnosis of malignant melanoma using routinely prepared formalin-fixed paraffin-embedded material. In addition to collaborating on this project with CMD, Dr. Binder and his team at UCLA will provide clinically validated patient samples for the development and validation phase of the project. This new laboratory test will be designed to aid pathologists in discriminating between atypical pigmented moles and malignant melanoma. It will serve as an adjunct to traditional morphologic and immunohistochemical methods and will provide physicians with additional tools to diagnose and manage this complex disease.

•
In January 2006, the CombiMatrix group expanded its relationship with its existing partner, INBIO, for the Asia Pacific region. Significant components of the expanded relationship include the transfer of day-to-day operational responsibility and majority ownership of CombiMatrix Corporation’s wholly owned subsidiary, CombiMatrix K.K. (the “KK”) to INBIO along with an expanded distribution agreement that encompasses Japan. INBIO obtained 67% of the voting interests in the KK and will expand its distribution agreements with the CombiMatrix group. INBIO will assume all operational and financial responsibilities of the KK including its liabilities. The CombiMatrix group will manage new business and strategic relationships and opportunities from its US headquarters in Mukilteo, Washington. The KK and INBIO will focus exclusively on sales of the CombiMatrix group’s products and services.

•
In February 2006, the CombiMatrix group executed a one-year, $2.1 million contract with the Department of Defense to further the development of the CombiMatrix group's array technology for the detection of biological and chemical threat agents.

A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:15 p.m. Pacific Time (4:15 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 2:00 p.m. Pacific Time (5:00 p.m. Eastern).

To listen to the presentation by phone, dial (800) 946-0712 for domestic callers and (719) 457-2641 for international callers, both of whom will need to provide the operator with the confirmation code 7684427. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 7684427 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 40 patent portfolios, which include over 150 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging, spreadsheet automation, user activated Internet advertising and web conferencing & collaboration software.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	December 31,	December 31,
	2005	2004

Total Assets	$121,434	$88,327
Total Liabilities	$14,090	$11,913
Minority Interests	$447	$778
Total Stockholders’ Equity	$106,897	$75,636

CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues:
Collaboration agreements	$2,266	$-	$2,266	$17,302
License fees	8,246	779	19,574	4,284
Government contract	864	390	3,849	1,993
Service contracts	47	14	153	116
Products	467	118	1,765	230
Total revenues	11,890	1,301	27,607	23,925

Operating expenses:
Cost of government contract revenues	863	369	3,683	1,874
Cost of product sales	185	92	820	173
Research and development expenses	1,701	1,362	5,783	5,294
Non-cash stock compensation amortization - research and development	-	-	-	91
Marketing, general and administrative expenses	4,966	4,157	17,946	14,426
Legal expenses - patents	295	781	2,468	3,133
Inventor royalties and contingent legal fees expense - patents	5,400	-	11,106	-
Inventor royalties - V-chip	-	-	225	-
Non-cash stock compensation amortization - marketing,
general and administrative	220	29	197	663
Goodwill impairment charge	565	40	565	1,656
Amortization of patents	1,610	400	6,017	1,597
Legal settlement charges (credits)	-	36	(406)	812
Loss from equity investment	150	17	352	17
Total operating expenses	15,955	7,283	48,756	29,736
Operating income (loss)	(4,065)	(5,982)	(21,149)	(5,811)
Total other income	1,153	233	2,406	801
Income (loss) from continuing operations before income taxes and minority interests	(2,912)	(5,749)	(18,743)	(5,010)
Benefit for income taxes	70	69	302	275
Income (loss) from continuing operations before minority interests	(2,842)	(5,680)	(18,441)	(4,735)
Minority interests	1	3	2	6
Income (loss) from continuing operations	(2,841)	(5,677)	(18,439)	(4,729)
Discontinued operations:
Estimated loss on disposal of discontinued operations	(27)	-	(237)	(104)
Net income (loss)	$(2,868)	$(5,677)	$(18,676)	$(4,833)

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
Loss from continuing operations	$(1,056)	$(1,559)	$(6,038)	$(5,439)
Basic and diluted loss per share	(0.04)	(0.08)	(0.23)	(0.27)
Loss from discontinued operations	$(27)	$-	$(237)	$(104)
Basic and diluted loss per share	(0.00)	-	(0.01)	(0.01)
Net loss	$(1,083)	$(1,559)	$(6,275)	$(5,543)
Basic and diluted loss per share	(0.04)	(0.08)	(0.24)	(0.28)

Attributable to the CombiMatrix group:
Basic
Net income (loss)	$(1,785)	$(4,118)	$(12,401)	$710
Basic earnings (loss) per share	(0.05)	(0.13)	(0.37)	0.02
Diluted
Net income (loss)	$(1,785)	$(4,118)	$(12,401)	$710
Diluted earnings (loss) per share	(0.05)	(0.13)	(0.37)	0.02

Weighted average shares:
Acacia Research - Acacia Technologies stock:
Basic and diluted	27,352,312	19,805,917	26,630,732	19,784,883
Acacia Research - CombiMatrix stock:
Basic	38,992,402	31,130,175	33,678,603	29,962,596
Diluted	38,992,402	31,130,175	33,678,603	30,995,663

ACACIA TECHNOLOGIES GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	December 31,	December 31,
	2005	2004

Total Assets	$68,893	$33,058
Total Liabilities	$6,647	$3,472
Minority Interests	$443	$778
Total Stockholders’ Equity	$61,803	$28,808

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues:
License fees	$8,246	$779	$19,574	$4,284
Total revenues	8,246	779	19,574	4,284

Operating expenses:
Marketing, general and administrative expenses	2,384	1,560	7,743	5,049
Legal expenses - patents	295	781	2,468	3,133
Inventor royalties and contingent legal fees expense - patents	5,400	-	11,106	-
Inventor royalties - V-chip	-	-	225	-
Non-cash stock compensation amortization	233	-	356	-
Goodwill impairment charge	-	40	-	1,656
Amortization of patents	1,336	126	4,922	501
Total operating expenses	9,648	2,507	26,820	10,339
Operating loss	(1,402)	(1,728)	(7,246)	(6,055)
Total other income	309	131	1,071	471

Loss from continuing operations before
income taxes and minority interests	(1,093)	(1,597)	(6,175)	(5,584)
Benefit for income taxes	36	35	135	139
Loss from continuing operations before
minority interests	(1,057)	(1,562)	(6,040)	(5,445)
Minority interests	1	3	2	6
Loss from continuing operations	(1,056)	(1,559)	(6,038)	(5,439)
Discontinued operations:
Estimated loss on disposal of discontinued operations	(27)	-	(237)	(104)
Division net loss	$(1,083)	$(1,559)	$(6,275)	$(5,543)

COMBIMATRIX GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION

	December 31,	December 31,
	2005	2004

Total Assets	$52,541	$55,388
Total Liabilities	$7,443	$8,560
Minority Interests	$4	$-
Total Stockholders’ Equity	$45,094	$46,828

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Revenues:
Collaboration agreements	$2,266	$-	$2,266	$17,302
Government contract	864	390	3,849	1,993
Service contracts	47	14	153	116
Products	467	118	1,765	230
Total revenues	3,644	522	8,033	19,641

Operating expenses:
Cost of government contract revenues	863	369	3,683	1,874
Cost of product sales	185	92	820	173
Research and development expenses	1,701	1,362	5,783	5,294
Non-cash stock compensation amortization - research and development	-	-	-	91
Marketing, general and administrative expenses	2,582	2,597	10,203	9,377
Non-cash stock compensation amortization - marketing, general
and administrative	(13)	29	(159)	663
Goodwill impairment charge	565	-	565	-
Amortization of patents	274	274	1,095	1,096
Legal settlement charges (credits)	-	36	(406)	812
Loss from equity investment	150	17	352	17
Total operating expenses	6,307	4,776	21,936	19,397
Operating income (loss)	(2,663)	(4,254)	(13,903)	244
Total other income	844	102	1,335	330
Income (loss) from operations before income taxes	(1,819)	(4,152)	(12,568)	574
Benefit for income taxes	34	34	167	136
Division net income (loss)	$(1,785)	$(4,118)	$(12,401)	$710